UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 6, 2014
 Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-21783	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2125 O'Nel Drive
San Jose, CA    95131
(Address of principal executive offices including zip code)

(408) 727-1885
(Registrant's telephone number, including area code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On October 6, 2014, Dan Weirich resigned as the Chief Financial Officer of 8x8, Inc. (the "Company") effective October 31, 2014. Thereafter, he will continue as an employee with the Company in an advisory capacity through December 31, 2014 to facilitate a smooth transition.

Appointment of Chief Financial Officer

The Board of Directors of the Company has appointed Mary Ellen Genovese as Chief Financial Officer of the Company effective as of November 1, 2014. Ms. Genovese has been serving as our Senior Vice President of Human Resources since July 1, 2014 and prior to that, as a consultant to us since April 2012.

Prior to joining the Company, from 2008 to 2011, Ms. Genovese served as a consultant to a Fortune 50 security company. From 2004 through 2006, she was the Chief Financial Officer of Savi Technology, Inc. Prior to joining Savi Technology, she was Chief Financial Officer of Trimble Navigation Limited from 2000 to 2004. Between 1992 and 2000, Ms. Genovese worked at Trimble in a succession of other financial and accounting positions, including VP of Finance and Corporate Controller. Ms. Genovese holds a B.S. Degree in Accounting from Fairfield University and received her CPA license from the State of Connecticut.

In connection with her appointment as Chief Financial Officer, the Company and Ms. Genovese have entered into an employment agreement dated October 6, 2014 (the "Employment Agreement"). Under the terms of the Employment Agreement, Ms. Genovese is being employed by the Company on an at-will basis, her annualized base salary will be increased from $200,000 to $315,500 and she will continue to participate in our Management Incentive Plan with her target bonus increasing from 40% to 60% of her annual base salary. In addition, Ms. Genovese will be granted the following additional awards of stock-based compensation with the number of shares subject to each award to be calculated by dividing the value of each award stated below based on the 30 trading day average closing price of a share of the Company's common stock ("Common Stock") immediately prior to the grant date, and vesting commencing on the applicable grant date:

  A stock option valued at $787,500 on the grant date at an exercise price per share equal to the closing price of the Company's Common Stock on the grant date. The option vests as to one-fourth of the shares on the first anniversary of the grant date and as to 1/36th of the remaining shares at the end of each consecutive month thereafter, subject to continued service.

  Restricted Stock Units ("RSUs") valued at $187,500 of Common Stock on the grant date (the "Stock Performance Shares"), which are subject to two vesting conditions: (A) none of the RSUs vest unless and until the average closing price of the Common Stock exceeds 150% of its closing price on the grant date for at least one period of 30 consecutive trading days during the four-year period following the grant date; and (B) if condition (A) is met, then 25% of the RSUs will vest on each consecutive anniversary of the grant date, subject to continued service.

  RSUs valued at $187,500 of Common Stock on the grant date (the "TSR Performance Shares"), which will vest subject to continued service (one-fourth of the shares on March 31, 2016; half of the shares on March 2017, and one-fourth of the shares on March 2018) and the performance of the price per share of the Common Stock relative to the NASDAQ Composite Index (^IXIC) over the following three measurement periods: (A) 25% of the TSR Performance Shares can be earned between the grant date and March 31, 2016; (B) 50% of the TSR Performance Shares can be earned between the grant date and March 31, 2017; and (C) 25% of the TSR Performance Shares

  can be earned between the grant date and March 31, 2018; where, in each such measurement period, (1) if the performance return on the price per share of Common Stock exceeds the performance return on the NASDAQ Composite Index (determined by subtracting the percentage return on the NASDAQ Composite Index from the percentage return on the price per share of the Common Stock), then all of the TSR Performance Shares for that measurement period will be deemed earned; (2) if the performance return on the Common Stock is more than 50% lower than the performance return on the NASDAQ Composition Index, then none of the TSR Performance Shares for that measurement period will be deemed earned; and (3) if the performance return on the price per share of Common Stock is between 0% and 50% lower than the performance return on the NASDAQ Composite Index, then the number of TSR Performance Shares deemed earned for that measurement period will be reduced by 2% for each 1% by which the performance return on the NASDAQ Composite Index exceeds the performance return on the Common Stock. TSR Performance Shares that are earned must also satisfy the applicable service period vesting requirement.

Ms. Genovese has agreed to acquire and retain an ownership interest in Common Stock which is equal in value to the amount of her initial base salary by the fifth anniversary of her start date.

If Ms. Genovese's employment is terminated due to an involuntary termination within one year following a corporate transaction:

  If the condition applicable to the Stock Performance Shares has been met as of the closing date of the corporate transaction (based on the price per share of common stock being paid in such transaction), vesting shall accelerate with respect to the percentage of then unvested Stock Performance Shares still subject to time-based vesting, which equals 100% times the quotient of the number of months from the grant date to such closing date divided by 48, and the remainder of the unvested RSUs will continue to vest in accordance with the original vesting schedule, subject only to her continued service subsequent to the corporate transaction;

  If any TSR Performance Shares for which the performance conditions have been met as of the closing date of the corporate transaction (based on the price per share of common stock being paid in such transaction) shall be settled by delivery of the corresponding number of shares of common stock, and all other unvested TSR Performance Shares shall vest over the remainder of the original period expiring March 31, 2018, subject only to her continued service subsequent to the corporate transaction with no further performance conditions; and

  All remaining unvested options as of the closing date of the corporate transaction shall continue to vest thereafter subject only to her continued service and if, her employment is terminated without cause (as defined below) within 12 months following a corporate transaction all of her remaining unvested options and RSUs granted will vest in full.

With respect to Ms. Genovese's employment agreement:

"corporate transaction" has the definition provided in the Company's 2012 Equity Incentive Plan, which is a (i) merger or consolidation of us with or into another entity as a result of which our common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) sale or exchange of all of our common stock for cash, securities or other property, (iii) sale, transfer, or other disposition of all or substantially all of our assets to one or more other persons in a single transaction or series of related transactions or (iv) our liquidation or dissolution; except, in the case of clauses (i) and (ii), for a transaction the principal purpose of which is to change the state in which we are incorporated;

"involuntary termination" means any of the following events: (i) without her express written consent, a significant reduction of her duties, position or responsibilities relative to her duties, position or responsibilities in effect immediately prior to such reduction; (ii) without her express written consent, a material reduction by us (or our successor) of her base salary as in effect immediately prior to such reduction; (iii) without her express written consent, a material reduction by us (or our successor) in the kind or level of employee benefits to which she was entitled immediately prior to such reduction with the result that her overall benefits package is significantly reduced; (iv) without her express written consent, her relocation to a facility or a location more than 25 miles from our San Jose, CA location; or (v) any purported termination of her employment other than for Cause; and "Cause" means: (i) any act of personal dishonesty taken by her in connection with her responsibilities in her service to the Company which is intended to result in her personal enrichment; (ii) her conviction of a felony; (iii) any act by her that constitutes material misconduct and is injurious to us; or (iv) any breach of fiduciary duty to us; (v) a material breach of any agreement with us; or (vi) her initiating litigation against us.

Ms. Genovese has no family relationships with any of our directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release relating to these announcements is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1    Press Release dated October 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2014

8X8, INC.

By: /s/ Daniel Weirich

Daniel Weirich
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press release dated October 7, 2014